Exhibit 99.1

Global Medical REIT Announces Second Quarter 2024 Financial Results

Completes $31 million in Acquisitions of Single Tenant Triple Net Medical Real Estate in July

Bethesda, MD – August 6, 2024 – (BUSINESS WIRE) – Global Medical REIT Inc. (NYSE: GMRE) (the “Company” or “GMRE”), a net-lease medical real estate investment trust (REIT) that acquires healthcare facilities and leases those facilities to physician groups and regional and national healthcare systems, today announced financial results for the three and six months ended June 30, 2024 and other data.

Jeffrey M. Busch, Chairman, Chief Executive Officer and President stated, “During the second quarter, we continued to produce consistent results due to the quality of our portfolio and the reliability of our tenant base. On the acquisition front, during the quarter, we announced our executed purchase agreement for a 15-property portfolio of outpatient medical real estate for an aggregate purchase price of $80.3 million, and I’m pleased that in July we closed on the first tranche of this portfolio purchase, acquiring five properties for an aggregate purchase price of $30.8 million. We expect to complete the acquisition of the 10 remaining properties during the fourth quarter of 2024. Additionally, we continue to actively monitor the transaction market and remain disciplined in executing our acquisition strategy. With ample liquidity, we are well positioned to continue to pursue acquisitions that fit our portfolio quality and return criteria. I want to thank the entire team for their hard work and contributions to our results.”

Second Quarter 2024 Highlights

•	Net loss attributable to common stockholders was $3.1 million, or $0.05 per diluted share, as compared to net income attributable to common stockholders of $11.8 million, or $0.18 per diluted share, in the comparable prior year period. The results for the second quarter of 2024 include a loss on sale of an investment property of $3.4 million and the results for the second quarter of 2023 include a gain on sale of investment properties of $12.8 million.
•	Funds from Operations attributable to common stockholders and noncontrolling interest (“FFO”) of $13.9 million, or $0.20 per share and unit, as compared to $14.7 million, or $0.21 per share and unit, in the comparable prior year period.
•	Adjusted Funds from Operations attributable to common stockholders and noncontrolling interest (“AFFO”) of $15.7 million, or $0.22 per share and unit, as compared to $15.9 million, or $0.23 per share and unit, in the comparable prior year period.
•	In May 2024, we entered into a purchase agreement to acquire a 15-property portfolio of outpatient medical real estate for an aggregate purchase price of $80.3 million to be completed in two tranches.
•	In June 2024, based on its lease renewal expectations and outlook for finding a suitable replacement tenant, the Company sold its medical facility in Mishawaka, Indiana, receiving gross proceeds of $8.1 million, resulting in a loss on sale of $3.4 million.
•	Portfolio leased occupancy was 96.2% at June 30, 2024.

Six Month and Other 2024 Highlights

•	Net loss attributable to common stockholders was $2.4 million, or $0.04 per diluted share, as compared to net income attributable to common stockholders of $12.5 million, or $0.19 per diluted share, in the comparable prior year period. The results for the six-month period in 2024 include a loss on sale of an investment property of $3.4 million and the results for the six-month period in 2023 include a gain on sale of investment properties of $13.3 million.
•	FFO of $28.8 million, or $0.41 per share and unit, as compared to $29.8 million, or $0.43 per share and unit, in the comparable prior year period.
•	AFFO of $32.2 million, or $0.46 per share and unit, as compared to $31.8 million, or $0.45 per share and unit, in the comparable prior year period.
•	In July 2024, we completed the first tranche of the May purchase agreement acquiring five properties in the 15-property portfolio encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million. These are fully occupied single tenant properties with aggregate annualized base rent of $2.5 million.
•	In July 2024, as part of our capital recycling plan, we sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million. This property had a net book value of approximately $8.9 million at the time of sale.

Financial Results

Rental revenue for the second quarter 2024 decreased 5.8% year-over-year to $34.2 million, primarily reflecting the impact of the Company’s property dispositions that were completed during 2023 and the recognition of reserves for $0.8 million of rent primarily related to our tenant, Steward Health Care (“Steward”), at our facility in Beaumont, Texas (the “Beaumont Facility”) and the related write-off of $0.1 million of deferred rent.

Total expenses for the second quarter were $32.8 million, compared to $35.0 million for the comparable prior year period, primarily reflecting the impact of the Company’s property dispositions that were completed during 2023 and a reduction in interest expense discussed below.

Interest expense for the second quarter was $7.0 million, compared to $8.5 million for the comparable prior year period. This change reflects the impact of lower interest rates, due to lower leverage and the impact of our interest rate swaps, and lower average borrowings compared to the prior year period.

Net loss attributable to common stockholders for the second quarter totaled $3.1 million, or $0.05 per diluted share, compared to net income attributable to common stockholders of $11.8 million, or $0.18 per diluted share, in the comparable prior year period. The results for the second quarter of 2024 include a loss on the sale of an investment property of $3.4 million and the results for the second quarter of 2023 include a gain on sale of investment properties of $12.8 million.

The Company reported FFO of $13.9 million, or $0.20 per share and unit, and AFFO of $15.7 million, or $0.22 per share and unit, for the second quarter of 2024, compared to FFO of $14.7 million, or $0.21 per share and unit, and AFFO of $15.9 million, or $0.23 per share and unit, in the comparable prior year period.

Investment Activity

During the second quarter of 2024, the Company entered into a purchase agreement to acquire a 15-property portfolio of outpatient medical real estate for an aggregate purchase price of $80.3 million to be completed in two tranches. The properties are fully occupied and leased under triple-net or absolute triple-net leases.

In July 2024, the Company completed the first tranche of this acquisition acquiring five properties encompassing 94,494 leasable square feet for an aggregate purchase price of $30.8 million and with aggregate annualized base rent of $2.5 million. The acquisition of the remaining properties is expected to close in the fourth quarter of 2024. The Company’s obligation to close the second tranche of the acquisition is subject to certain customary terms and conditions, including due diligence reviews. Accordingly, there is no assurance that the Company will close on the second tranche of this acquisition on a timely basis, or at all.

In June 2024, the Company closed on the sale of its medical facility in Mishawaka, Indiana, receiving gross proceeds of $8.1 million, resulting in a loss of $3.4 million. The lease at this property was set to expire at the end of 2024 and the decision to dispose of the property was based on the Company’s lease renewal expectations and its outlook for finding a suitable replacement tenant. This property was part of a four-property portfolio the Company purchased in 2019.

In July 2024, as part of its capital recycling plan, the Company sold a medical facility located in Panama City, Florida, receiving gross proceeds of $11.0 million. This property had a net book value of approximately $8.9 million at the time of sale.

Portfolio Update

As of June 30, 2024, the Company’s portfolio was 96.2% occupied and comprised of 4.7 million leasable square feet with an annualized base rent of $106.0 million. As of June 30, 2024, the weighted average lease term for the Company’s portfolio was 5.8 years with weighted average annual rent escalations of 2.2%, and the Company’s portfolio rent coverage ratio was 4.6 times.

As previously disclosed, on May 6, 2024, Steward announced that it filed for Chapter 11 bankruptcy reorganization. At the time of the bankruptcy filing, Steward represented 2.8% of the Company’s annualized base rent, primarily related to the Beaumont Facility. Post-bankruptcy, the Company has received base rent payments on its leases with Steward for the months of June, July and August. The Company was actively pursuing re-leasing opportunities at the Beaumont Facility prior to the Steward bankruptcy announcement and is optimistic about its long-term prospects at this location. There can be no assurances that the Company will receive all amounts owed to it by Steward or that the Company will be able to successfully re-lease the Beaumont Facility.

Balance Sheet and Capital

At June 30, 2024, total debt outstanding, including outstanding borrowings on the credit facility and notes payable (both net of unamortized debt issuance costs), was $613.7 million and the Company’s leverage was 43.8%. As of June 30, 2024, the Company’s total debt carried a weighted average interest rate of 3.89% and a weighted average remaining term of 2.5 years.

As of August 5, 2024, the Company’s borrowing capacity under the credit facility was $261 million.

The Company did not issue any shares of common stock under its ATM program during the second quarter of 2024 or from July 1, 2024 through August 5, 2024.

Dividends

On June 6, 2024, the Board of Directors (the “Board”) declared a $0.21 per share cash dividend to common stockholders and unitholders of record as of June 21, 2024, which was paid on July 9, 2024, representing the Company’s second quarter 2024 dividend payment. The Board also declared a $0.46875 per share cash dividend to holders of record as of July 15, 2024 of the Company’s Series A Preferred Stock, which was paid on July 31, 2024. This dividend represented the Company’s quarterly dividend on its Series A Preferred Stock for the period from April 30, 2024 through July 30, 2024.

SUPPLEMENTAL INFORMATION

Details regarding these results can be found in the Company’s supplemental financial package available on the Investor Relations section of the Company’s website at http://investors.globalmedicalreit.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a live webcast and conference call on Wednesday, August 7, 2024 at 9:00 a.m. Eastern Time. The webcast is located on the “Investor Relations” section of the Company’s website at http://investors.globalmedicalreit.com/.

To Participate via Telephone:

Dial in at least five minutes prior to start time and reference Global Medical REIT Inc.

Domestic: 1-877-704-4453

International: 1-201-389-0920

Replay:

An audio replay of the conference call will be posted on the Company’s website.

NON-GAAP FINANCIAL MEASURES

General

Management considers certain non-GAAP financial measures to be useful supplemental measures of the Company's operating performance. For the Company, non-GAAP measures consist of Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre” and “Adjusted EBITDAre”), FFO and AFFO. A non-GAAP financial measure is generally defined as one that purports to measure financial performance, financial position or cash flows, but excludes or includes amounts that would not be so adjusted in the most comparable measure determined in accordance with GAAP.  The Company reports non-GAAP financial measures because these measures are observed by management to also be among the most predominant measures used by the REIT industry and by industry analysts to evaluate REITs. For these reasons, management deems it appropriate to disclose and discuss these non-GAAP financial measures.

The non-GAAP financial measures presented herein are not necessarily identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. These measures should not be considered as alternatives to net income, as indicators of the Company's financial performance, or as alternatives to cash flow from operating activities as measures of the Company's liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of the Company's needs. Management believes that in order to facilitate a clear understanding of the Company's historical consolidated operating results, these measures should be examined in conjunction with net income and cash flows from operations as presented elsewhere herein.

FFO and AFFO

FFO attributable to common stockholders and noncontrolling interest (“FFO”) and AFFO attributable to common stockholders and noncontrolling interest (“AFFO”) are non-GAAP financial measures within the meaning of the rules of the United States Securities and Exchange Commission (“SEC”). The Company considers FFO and AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with GAAP before noncontrolling interests of holders of OP units and LTIP units, excluding gains (or losses) from sales of property and extraordinary items, less preferred stock dividends, plus real estate-related depreciation and amortization (excluding amortization of debt issuance costs and the amortization of above and below market leases), and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes real estate-related depreciation and amortization (other than amortization of debt issuance costs and above and below market lease amortization expense), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company these items include: (a) recurring acquisition and disposition costs, (b) loss on the extinguishment of debt, (c) recurring straight line deferred rental revenue, (d) recurring stock-based compensation expense, (e) recurring amortization of above and below market leases, (f) recurring amortization of debt issuance costs, and (g) other items.

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis.

EBITDAre and Adjusted EBITDAre

We calculate EBITDAre in accordance with standards established by NAREIT and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, as applicable.

We define Adjusted EBITDAre as EBITDAre plus loss on extinguishment of debt, non-cash stock compensation expense, non-cash intangible amortization related to above and below market leases, preacquisition expense and other normalizing items. Management considers EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.

RENT COVERAGE RATIO

For purposes of calculating our portfolio weighted-average EBITDARM coverage ratio (“Rent Coverage Ratio”), we excluded credit-rated tenants or their subsidiaries for which financial statements were either not available or not sufficiently detailed. These ratios are based on the latest available information only. Most tenant financial statements are unaudited and we have not independently verified any tenant financial information (audited or unaudited) and, therefore, we cannot assure you that such information is accurate or complete. Certain other tenants (approximately 17% of our portfolio) are excluded from the calculation due to (i) lack of available financial information or (ii) small tenant size. Additionally, included within 17% of non-reporting tenants is Pipeline Healthcare, LLC, which (i) was sold to Heights Healthcare in October 2023 and is being operated under new management and (ii) occupies our only acute-care hospital asset, which is not one of our core asset classes. Additionally, our Rent Coverage Ratio adds back physician distributions and compensation. Management believes all adjustments are reasonable and necessary.

ANNUALIZED BASE RENT

Annualized base rent represents monthly base rent for June 2024, multiplied by 12 (or base rent net of annualized expenses for properties with gross leases). Accordingly, this methodology produces an annualized amount as of a point in time but does not take into account future (i) contractual rental rate increases, (ii) leasing activity or (iii) lease expirations. Additionally, leases that are accounted for on a cash-collected basis are not included in annualized base rent.

CAPITALIZATION RATE

The capitalization rate (“cap rate”) for an acquisition is calculated by dividing current Annualized Base Rent by contractual purchase price. For the portfolio capitalization rate, certain adjustments, including for subsequent capital invested, are made to the contractual purchase price.

FORWARD-LOOKING STATEMENTS

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumptions and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding our earnings, our liquidity, our tenants’ ability to pay rent to us, expected financial performance (including future cash flows associated with new tenants or the expansion of current properties), future dividends or other financial items; any other statements concerning our plans, strategies, objectives and expectations for future operations and future portfolio occupancy rates, our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions and expected rent receipts on these properties, our expected disposition activity, including the timing and/or successful completion of any dispositions and the expected use of proceeds therefrom, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and in our other filings with the SEC. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

Investor Relations Contact:

Stephen Swett

stephen.swett@icrinc.com

203.682.8377

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Balance Sheets

(unaudited, and in thousands, except par values)

	As of
	June 30, 2024	December 31, 2023
Assets
Investment in real estate:
Land	$162,391	$164,315
Building	1,028,539	1,035,705
Site improvements	21,960	21,974
Tenant improvements	66,004	66,358
Acquired lease intangible assets	136,394	138,617
	1,415,288	1,426,969
Less: accumulated depreciation and amortization	(271,764)	(247,503)
Investment in real estate, net	1,143,524	1,179,466
Cash and cash equivalents	4,978	1,278
Restricted cash	2,840	5,446
Tenant receivables, net	8,073	6,762
Due from related parties	410	193
Escrow deposits	925	673
Deferred assets	28,360	27,132
Derivative asset	27,672	25,125
Goodwill	5,903	5,903
Other assets	18,530	15,722
Total assets	$1,241,215	$1,267,700

Liabilities and Equity
Liabilities:
Credit Facility, net of unamortized debt issuance costs of $5,968 and $7,067 at June 30, 2024 and December 31, 2023, respectively	$599,032	$585,333
Notes payable, net of unamortized debt issuance costs of $40 and $66 at June 30, 2024 and December 31, 2023, respectively	14,638	25,899
Accounts payable and accrued expenses	11,962	12,781
Dividends payable	16,280	16,134
Security deposits	3,973	3,688
Other liabilities	12,809	12,770
Acquired lease intangible liability, net	4,149	5,281
Total liabilities	662,843	661,886
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; 3,105 issued and outstanding at June 30, 2024 and December 31, 2023, respectively (liquidation preference of $77,625 at June 30, 2024 and December 31, 2023, respectively)	74,959	74,959
Common stock, $0.001 par value, 500,000 shares authorized; 65,588 shares and 65,565 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	66	66
Additional paid-in capital	722,627	722,418
Accumulated deficit	(268,885)	(238,984)
Accumulated other comprehensive income	27,672	25,125
Total Global Medical REIT Inc. stockholders' equity	556,439	583,584
Noncontrolling interest	21,933	22,230
Total equity	578,372	605,814
Total liabilities and equity	$1,241,215	$1,267,700

GLOBAL MEDICAL REIT INC.

Condensed Consolidated Statements of Operations

(unaudited, and in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
Rental revenue	$34,214	$36,317	$69,283	$72,517
Other income	27	34	77	64
Total revenue	34,241	36,351	69,360	72,581

Expenses
General and administrative	4,589	4,462	9,035	8,266
Operating expenses	7,236	7,223	14,619	14,759
Depreciation expense	10,127	10,468	20,240	20,962
Amortization expense	3,866	4,337	7,838	8,732
Interest expense	6,992	8,468	13,883	16,739
Preacquisition expense	—	2	—	44
Total expenses	32,810	34,960	65,615	69,502

Income before (loss) gain on sale of investment properties	1,431	1,391	3,745	3,079
(Loss) gain on sale of investment properties	(3,383)	12,786	(3,383)	13,271

Net (loss) income	$(1,952)	$14,177	$362	$16,350
Less: Preferred stock dividends	(1,455)	(1,455)	(2,911)	(2,911)
Less: Net loss (income) attributable to noncontrolling interest	260	(902)	195	(947)
Net (loss) income attributable to common stockholders	$(3,147)	$11,820	$(2,354)	$12,492

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.05)	$0.18	$(0.04)	$0.19

Weighted average shares outstanding – basic and diluted	65,588	65,544	65,580	65,534

Global Medical REIT Inc.

Reconciliation of Net Income to FFO and AFFO

(unaudited, and in thousands, except per share and unit amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net (loss) income	$(1,952)	$14,177	$362	$16,350
Less: Preferred stock dividends	(1,455)	(1,455)	(2,911)	(2,911)
Depreciation and amortization expense	13,969	14,774	27,992	29,635
Loss (gain) on sale of investment properties	3,383	(12,786)	3,383	(13,271)
FFO attributable to common stockholders and noncontrolling interest	$13,945	$14,710	$28,826	$29,803
Amortization of above market leases, net	249	287	500	578
Straight line deferred rental revenue	(363)	(879)	(763)	(1,642)
Stock-based compensation expense	1,319	1,147	2,552	1,835
Amortization of debt issuance costs and other	563	601	1,125	1,202
Preacquisition expense	—	2	—	44
AFFO attributable to common stockholders and noncontrolling interest	$15,713	$15,868	$32,240	$31,820

Net (loss) income attributable to common stockholders per share – basic and diluted	$(0.05)	$0.18	$(0.04)	$0.19
FFO attributable to common stockholders and noncontrolling interest per share and unit	$0.20	$0.21	$0.41	$0.43
AFFO attributable to common stockholders and noncontrolling interest per share and unit	$0.22	$0.23	$0.46	$0.45

Weighted Average Shares and Units Outstanding – basic and diluted	70,982	70,434	70,844	70,119

Weighted Average Shares and Units Outstanding:
Weighted Average Common Shares	65,588	65,544	65,580	65,534
Weighted Average OP Units	2,244	2,143	2,244	1,907
Weighted Average LTIP Units	3,150	2,747	3,020	2,678
Weighted Average Shares and Units Outstanding – basic and diluted	70,982	70,434	70,844	70,119

Global Medical REIT Inc.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

(unaudited, and in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023

Net (loss) income	$(1,952)	$14,177	$362	$16,350
Interest expense	6,992	8,468	13,883	16,739
Depreciation and amortization expense	13,993	14,805	28,078	29,694
Loss (gain) on sale of investment properties	3,383	(12,786)	3,383	(13,271)
EBITDAre	$22,416	$24,664	$45,706	$49,512
Stock-based compensation expense	1,319	1,147	2,552	1,835
Amortization of above market leases, net	249	287	500	578
Preacquisition expense	—	2	—	44
Adjusted EBITDAre	$23,984	$26,100	$48,758	$51,969